UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1023 Cherry Road Memphis, Tennessee	38117
(Address of principal executive offices)	(Zip Code)

(901) 867-9971

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Wright Medical Group, Inc. (“Wright”) held its Special Meeting of Shareholders. The following is a summary of the matters voted on by Wright Shareholders at that meeting.

1)	Agreement and Plan of Merger: The shareholders voted to adopt the Agreement and Plan of Merger, dated as of October 27, 2014 (the “Merger Agreement”), among Wright, Tornier N.V., Trooper Holdings Inc. and Trooper Merger Sub Inc. The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
43,363,770	310,801	697,728	0

2)	Advisory Vote on Executive Compensation: The proposal to approve, on a non-binding advisory basis, specified compensatory arrangements between Wright and its named executive officers relating to the proposed merger with Tornier N.V. was approved. The shareholder vote on this proposal was advisory and non-binding. The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,716,393	18,796,278	859,628	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.

	By	/s/ Lance A. Berry
Date: June 18, 2015		Lance A. Berry Senior Vice President and Chief Financial Officer